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                                                                    EXHIBIT 3.70

Mail to: Po Box 308            STATE OF NEW JERSEY    Overnight to: 225 Wear
         Tenon NJ 08625        DIVISION OF REVENUE    State St.
                                                      3rd floor
                                                      Tenon NJ 08606-1001

                  PUBLIC RECORDS FILING FOR NEW BUSINESS ENTITY

Fill out all information below INCLUDING INFORMATION FOR ITEM 11, and sign in the space provided. Please note that once filed, this form constitutes your original certificate of incorporation/formation/registration/authority, and the information contained in the filed form is considered public. Refer to the instructions for delivery/return options, filing fees and [ILLEGIBLE] to remit the appropriate fee amount. Use attachments if more space is required for any field, or if you [ILLEGIBLE]

1. Business Name:
   PSI Summit Hospital, Inc

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
2. Type of Business Entity: DP                           3. Business Purpose:
   (See Instructions For Codes, Page 21, Item 2)         (See Instructions, Page 22, Item [ILLEGIBLE])
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
4. Stock (Domestic Corporations Only - Total Shares)     5. Duration (If Indefinite or Perpetual,
   One Thousand (1,000) Common Shares                       Leave Blank)
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
6.  State of Formation/Incorporation (Foreign Entities Only):   7.  Date of Formation/Incorporation (Foreign Entities only)
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8.  Contact Information:
   Registered Agent name: National Registered Agents, Inc. of NJ

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
Registered Office                                    Main Business or Principal Business Address
(Must be a New Jersey address with street address)

Street 51 Everell Drive, Suite 107B, P.O. Box 927    Street 113 Seaboard Lane, Suite C-100
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
City West Windsor, NJ    Zip 08550-0927    City    Franklin    State TN    Zip 37067
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9. Management (Domestic Corporations and Limited Partnership Only)

      - For-Profit and Professional Corporations list initial Board of Directors, minimum of 1:

      -     Domestic Non-Profit list Board of trustees, minimum of 3;

      -     Limited Partnership list all General Partners

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    Name                      Street Address          City     State     Zip
Joey A. Jacobs      113 Seaboard Lane, Suite C-100  Franklin    TN    37067-2858

Steven T. Davidson  113 Seaboard Lane, Suite C-100  Franklin    TN    37067-2858
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The signature below certify that the business entity has compiled with all applicable along requirements pursuant to the laws of the State of New Jersey

10. Incorporators (Domestic Corporations Only, minimum of 1)

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
   Name              Street Address               City      State        Zip
Greg Giffen    315  Deaderick, St. Suite 1800    Nashviie    TN      37238-1800
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      **Signature(s) for the Public Record (See instructions for Information on
      Signature Requirements)

Signature          Name           Title            Date
/s/ Greg Giffen    Greg Giffen    Incorporator     March 30,2004